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Exhibit 23.5

CONSENT OF THE ENVIRONMENTAL BUSINESS INTERNATIONAL INC.

        We hereby consent to the use and reference by GFL Environmental Holdings Inc. of our name, Environmental Business International Inc., and our industry numbers and predictions, in (1) its Registration Statement on Form F-1 and related prospectus, and any amendments and supplements thereto, including post-effective amendments (collectively, the "Registration Statement"), (2) any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to its public offering of common shares, including subordinate voting shares, and (3) in any other registration statement relating to the Company's common shares, including subordinate voting shares, and any amendment thereto. We further consent to the filing of this consent as an exhibit to such Registration Statement or registration statements.

Date: July 2, 2019

ENVIRONMENTAL BUSINESS INTERNATIONAL INC.
By:	/s/ GRANT FERRIER
Grant Ferrier President, Environmental Business International, Inc.

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  Exhibit 23.5
CONSENT OF THE ENVIRONMENTAL BUSINESS INTERNATIONAL INC.